Exhibit 99.1

Axsome Therapeutics Announces Proposed Public Offering of Common Stock

NEW YORK, March 20, 2017 (Globe Newswire) — Axsome Therapeutics, Inc. (NASDAQ: AXSM), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. Axsome intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ladenburg Thalmann is acting as sole book-running manager for the offering.

Axsome intends to use the net proceeds from the offering to fund its ongoing clinical programs, including its clinical trials with AXS-05 and AXS-02, Axsome’s two late-stage product candidates, as well as for working capital and other general corporate purposes.

The shares of common stock described above are being offered by Axsome pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the SEC). A preliminary prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. Axsome’s product candidate portfolio includes two late-stage candidates, AXS-05 and AXS-02. AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), and a Phase 2/3 trial in agitation in patients with Alzheimer’s disease (AD) is planned. AXS-02 is currently in Phase 3 trials in complex regional pain syndrome (CRPS) and knee osteoarthritis (OA) associated with bone marrow lesions (BMLs) with an additional Phase 3 trial planned in chronic low back pain (CLBP) associated with Modic changes (MCs). AXS-05 and AXS-02 are investigational drug products not approved by the FDA.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the anticipated final terms, timing and completion of the proposed offering; the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Vice President, Operations
Axsome Therapeutics, Inc.
25 Broadway, 9th Floor
New York, NY 10004
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com